UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2017

Merrimack Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35409	04-3210530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 8.01.	Other Events.

On October 13, 2017, Merrimack Pharmaceuticals, Inc. (the “Company”) announced the commencement of a cash tender offer (the “Tender Offer”) by the Company to purchase any and all of its $25,031,000 aggregate principal amount of outstanding 4.50% Convertible Senior Notes due 2020 (CUSIP No. 590328AA8; ISIN No. US590328AA86) (the “Notes”), which amount reflects the consummation of the purchase of the Notes from the Settlement Noteholders (as defined herein) pursuant to the Settlement Agreement (as defined herein). Upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated October 13, 2017, and the related Letter of Transmittal, the Company is offering to pay, for cash, an amount equal to $900.00 per $1,000 principal amount of Notes purchased, plus accrued and unpaid interest to, but not including, the date of purchase. The Tender Offer will expire at 12:01 a.m., New York City time, on November 10, 2017, or any other date and time to which the Company extends such Tender Offer, unless earlier terminated.

The Company agreed to conduct the Tender Offer in connection with the settlement agreement (the “Settlement Agreement”) that it entered into on October 6, 2017 with Wolverine Flagship Fund Trading Limited, 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P. (collectively, the “Settlement Noteholders”) and Wells Fargo Bank, National Association (the “Trustee”) to resolve the lawsuit pending in the Court of Chancery in the State of Delaware captioned Wells Fargo Bank, N.A., et al. v. Merrimack Pharmaceuticals, Inc., C.A. No. 2017-0199-JTL filed by the Settlement Noteholders and the Trustee. Pursuant to the Settlement Agreement, the Company purchased the $35,760,000 aggregate principal amount of Notes owned by the Settlement Noteholders for $32,528,190 in cash, which represents (a) $900.00 per $1,000 principal amount of Notes held by the Settlement Noteholders, plus (b) accrued and unpaid interest on the Notes held by the Settlement Noteholders through October 2, 2017.

A copy of the press release announcing the Tender Offer is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Merrimack Pharmaceuticals, Inc. on October 13, 2017

Important Notice

This announcement is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any of the Company’s outstanding 4.50% Convertible Senior Notes due 2020. The Tender Offer will be made solely pursuant to the Offer to Purchase, the Letter of Transmittal and related materials, as they may be amended or supplemented. Holders should read the Company’s commencement Tender Offer statement on Schedule TO filed with the SEC in connection with the Tender Offer, which will include as exhibits the Offer to Purchase, the Letter of Transmittal and related materials, as well as any amendments or supplements to the Schedule TO when they become available, because they will contain important information. Each of these documents will be filed with the SEC, and, when available, holders may obtain them for free from the SEC at its website (www.sec.gov) or from the Company’s information agent in connection with the Tender Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: October 13, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel

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